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                                                                   EXHIBIT 10.12




Letter dated September 13, 1995 regarding Amendment No. 4 to the Cooperative Agreement

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134-DMG-95

September 13, 1995

Mr. Donald R. Mitchell
National Science Foundation
Division of Networking and Communications
Research, Room 1175
4201 Wilson Boulevard
Arlington, VA  22230

SUBJBCT: Imposition of Fees for Second Level Domain Name Registrations

REFERENCE: Cooperative Agreement No. NCR-9218742

Dear Mr. Mitchell:

Network Solutions Incorporated request National Science Foundation approval to begin charging a $50 per year fee for the registration and maintenance of second level domain names in the "COM", "ORG", "NET", "EDU", and "GOV" domains currently funded through the referenced Cooperative Agreement. As described in the enclosed policy statement, registration charges for new domain names will apply to domain name applications received on and after 12:01 A.M., Thursday, September 14, 1995. Renewal charges will apply to all registered domain names as described in the enclosed Fee for Registration of Domain Name policy statement.

If approved, effective 12:01 A.M., September 14, 1994, and subject to the terms and conditions of both letter and the Cooperative Agreement, as modified, Network Solutions will accept all responsibility for the management and administration of Registration Services/Information Services. Network Solutions' responsibilities include:

   - Provide the necessary staffing to continue, and improve, Registration Services
   - Provide the necessary staffing to provide Information Services to the academic and R&E communities
   - Provide the necessary staffing to collect and process the fees associated with Registrations and Renewals
   - Provide all required facilities, hardware, software, training, and other support required of the Registration Services staff
   - Fully fund the Scout Headquarters through a subcontract with the University of Wisconsin
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   - Fund the support services of Gleason Sackman through a subcontract directly with him
   - Fund the services of Jon Postel, as the IANA. Support for Jon Postel will require modifications to his current subcontract with Network Solutions, and to his financial relationship with ARPA.
   - Fund the continued development and refinement of RWhois

If approved, effective 12:01 AM., September 14, 1994, Network Solutions proposes that the cost-plus-fixed-fee financial relationship between Network Solutions and the Foundation will end. From that date forward, Network Solutions will support, with the fees collected, the services described in this letter and the elements of the Third Year Plan previously approved, and will not seek additional financial support from the Foundation, except for payment of the "EDU" and "GOV" domain names as described in the enclosed policy, so long as fee collecting continues.

Network Solutions understands that all funds collected constitute "program income" under the terms of the Cooperative Agreement. Of the funds collected, Network Solutions will retain 70 percent as consideration for the services provided. The remaining 30 percent will be available as an Internet Support Fund.

The Internet Support Fund will be used to offset the costs which the Foundation and other agencies are incurring for the intellectual infrastructure which underlies the operation of the Internet. Because the requirements for program income expenditures will probably be dynamic and, in some cases unpredictable, those expenditures will be subject to the direction of an advisory panel consisting of representatives of the Internet community.

As stated in the enclosed policy statement, Network Solutions understands any changes to the fee structure will require the Foundation's approval.

In recognition of, and consideration for, the long term investments required in connection with this proposal, Network Solutions Incorporated request the Foundation's approval of registration fees and application of 30% of collected revenue toward support of the intellectual infrastructure underpinning the Internet to be effective for the balance of the Cooperative Agreement period of performance, or March 31 1998, whichever is longer.

If you have any questions of a technical nature, please contact Mark Kosters at
(703) 742-4795 (Internet: markk@netsol.com). For matters related to the Cooperative Agreement, please contact David Graves at (703) 742-4884 (Internet: daveg@netsol.com).


Sincerely,


David M. Graves
Contracts Administrator
cc: Albert Wilson (w/one copy of enclosure)
Encl: Fee for Registration of Domain Names


Return to the table of contents.

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FEE FOR REGISTRATION OF DOMAIN NAMES

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1. INTRODUCTION

      1.1 SUMMARY

      Since March 1, 1993, the National Science Foundation has funded the administration of the "COM", "ORG", "NET", "EDU", and "GOV" and root domains through a Cooperative Agreement with Network Solutions, the InterNIC Registrar. Beginning not later than September 13, 1995, the Registrar will require direct payment from domain name applicants and holders for registration and maintenance of the domain names at the second level of the five listed top-level domains. The funds received from those fees will replace the funding provided by the National Science Foundation, and will provide "program income" which will offset costs related to the intellectual infrastructure of the Internet.

      1.2 BACKGROUND

      Originally, the Internet began as a research experiment and network known as the ARPANET, which supported the exchange of files and data among government contractors and researchers. As the TCP/IP suite was developed in the early 1980s, the Domain Name System (DNS) emerged as the replacement system to the original ARPANET hosts.txt mechanism. The high-level structure of names used by DNS eventually evolved into five world-wide generic domains ("COM", "ORG", "NET", "EDU", and "INT"), two U.S. only generic domains ("MIL" and "GOV"), and country code domains (e.g., "US" for the United States, "AU" for Australia, etc.)

      The exponential growth of the Internet, due mostly to the connecting of commercial organizations to the Internet over the past couple years, has had a directly proportional affect on the registration activity of the Registrar. The increased activity, with the corresponding growth of operating costs, have resulted in funding requirements exceeding the National Science Foundation's budget. In addition, it is appropriate that Internet users, instead of the U.S. Federal Government, pay the costs of domain name registration services. Accordingly, the Registrar will begin charging a fee for the registration and maintenance of domain names in the "COM", "ORG", "NET", "EDU", and "GOV" domains.

      1.3 GUIDELINES, PROCEDURES, AND POLICIES

      The guidelines, procedures, and policies that are currently operative with regard to the Domain Name System will not change (RFCs 1031 through 1035, RFC 1480, and RFC 1591).

2. DEFINITIONS

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Applicant
    The party or organization, such as a company or service provider, that is applying for a new domain name.

Domain
    Any root-level domain (i.e. . within the "COM", "ORG", "NET", "EDU", and "GOV" root domains. (Note: This does not include domains "COM", "ORG", "NET", "EDU", and "GOV" which exist under a country domain. For example, "COM.AU" is the commercial subdomain in Australia)

Contact
    The person responsible for a particular domain or aspect of a particular domain. There are four types of contacts: administrative, technical, zone, and billing contacts. These contacts are listed in the InterNIC's WHOIS database. Communication with contacts is via the email address that is listed in this database.

Domain Name
    The operational name used by TCP/IP applications that identifies an organization connected to the Internet.

DNS
    The Domain Name System handles mapping from hostnames to Internet addresses. Configuration information from the InterNIC Registration Services database is released into DNS three times a week (Monday, Wednesday, and Friday at 5 p.m. EST)

WHOIS
    A database utility that allows queries of domain records which include company, contact, and operational information from the InterNIC Registration Services database.

New Domain Name
    Names that have not yet been entered into the InterNIC Registration Services database, or names that have expired and have been removed from the InterNIC database and made available for reissue to an applicant at a later time.

Existing Domain Name
    Names that are registered within the InterNIC Registration Services database and accessible through WHOIS.

Internet Service Provider
    Commercial companies that provide connectivity between the domain name holder and the Internet, and that assist with domain name registrations.

3. CHARGES

The Registrar will apply two types of charges with respect to domain names. The first is a "Registration Fee" (or initial fee) for new domain names; the other is a "Maintenance Fee" (or recurring fee) for existing domain names that are already registered. These initial and recurring fees for each domain name cover the costs for an unlimited number of update requests, including changes

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in domain name, for each domain name.  The Registrar requires that all applications continue to be sent electronically, and that the payments are made by any of the methods outlined below. Payment must be in U.S. dollars.
(Please note that "IN-ADDR.ARPA" domains are not subject to Registration Fees.) The Registrar will announce any future price changes, which are subject to National Science Foundation approval, by notice on "rs-info@internic.net."

        3.1 NEW DOMAIN NAMES

               3.1.1 REGISTRATION FEE

               The Registration Fee for a new domain name is $100.00. New domain names are valid for two years from the date that the Registrar activates the domain name. The Registrar will remove domain names from the database upon the request of the domain name holder; however, the Registration Fee is non-refundable. Domain Names deleted from the database will be available for reuse as described in Section 3.3.

               3.1.2 PAYMENT OF FEE

               The Registrar will activate domain names upon request, on a first-come, first-serve basis. Payment of the Registration Fee is due by 12:00 PM (Eastern Time) on the 30th day after the activation date, or on the last work day preceding the due date if the 30th day falls on a weekend or holiday. The Registrar will delete the domain name from the database on the day after the due date if payment is not received. Domain Names deleted from the database will be available for reuse as described in
               Section 3.3.

        3.2 EXISTING DOMAINS

               3.2.1 MAINTENANCE FEE

               For all registered domain names, there will be an Maintenance Fee of $50.00 per year per domain name, due upon the anniversary date of the domain name activation. This annual fee will keep the domain name valid for one year. Payment must be made in advance on an annual basis. The payment is non-refundable

               3.2.2 PAYMENT OF FEE

               Payment of the Maintenance Fee is due by 12:00 PM (Eastern Time) on the anniversary of the activation date, or the last workday preceding the anniversary date if the anniversary date falls on a weekend or holiday. The Registrar will delete the domain name from the database on the day after the due date if payment is not received. Domain Names deleted from the database will be available for reuse as described in Section 3.3.

               3.2.3 NOTIFICATION OF MAINTENANCE FEE DUE

               The Registrar will provide 60 days advance notice, by email, to the domain name billing contact (or administrative contact, in the absence of a separately identified billing contact), with a copy to the administrative, technical, and zone contacts, that the Maintenance Fee is due on the anniversary of the activation date. In addition, email notification will also be sent to the address that is advertised via DNS within the Start of
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               Authority (SOA) record.

               The Registrar will send reminder notices 30 days and 15 days prior to the activation anniversary date, unless it receives payment. If the Registrar does not receive payment by the due date, it will remove the name from the DNS and notify the contacts that such action is being taken. Domain Names deleted from the database will be available for reuse as described in
               Section 3.3.

               The Registrar will not attempt to notify the contacts by any means other than email. It is the responsibility of the administrative, billing, technical, and zone contacts to keep their records up to date in the InterNIC Registration Services' database.

        3.3 DOMAIN NAME DELETIONS

        Domain names deleted from the database will become available for reuse after a 60 day "hold" period. The purpose of the 60 day period is to minimize the probability the next holder of that domain name will receive messages intended for the previous holder.

        3.4 SPECIAL INITIAL GRACE PERIOD

        To allow domain name applicants and holders time to prepare for the new billing procedures, the Registrar will grant an initial grace period of 90 days on all domain name registration transactions. All new applications during the three calendar months following the implementation of fees will have 90 days to pay for their domain names. All domain names with annual maintenance fees due during the three calendar months following implementation of fees will have 90 days to pay for their domain names. All new domain name applications received before the implementation date will be exempt from the initial domain name Registration Fee; however, they will be charged the Maintenance Fee on each activation anniversary date.

4. INVOICING AND PAYMENT

The Registrar requires that all applications be submitted electronically to hostmaster@internic.net, and that the payment be made by any of the methods described in this section. All fees are to be paid in U.S. currency. Facsimile numbers and U.S. postal addresses are:

        FAX:
        (703) 742-4811 (InterNIC Registration Services)

        U. S. Mail:
        InterNIC Registration Services
        P.O. Box 1656
        Herndon, VA   22070
        USA

        4.1 SPECIAL PAYMENTS

                4.1.1 "EDU" AND "GOV" DOMAINS
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                The National Science Foundation will pay the fees associated with domain name registrations and maintenance for the academic institutions registered in the "EDU" domain. The National Science Foundation will pay the fees, on an interim basis, associated with domain name registrations and maintenance for the U. S. Federal Government agencies registered in the "GOV" domain..

                4.1.2 INTERNET SERVICE PROVIDERS

                As an alternative to domain name by domain name billing, the Registrar will allow Internet Service Providers to establish and maintain special accounts against which each registration and maintenance action will be debited. The Registrar will require each Internet Service Provider using this optional payment method to maintain a positive balance in their account. The Registrar will not process domain name applications and renewals if there is an insufficient balance in the respective account.

        4.2 INVOICES

        Except as set forth in Section 4.1, the Registrar will batch process and electronically send invoices each night. The invoices will include domain names registered the preceding day.


        4.3. CHECKS AND MONEY ORDERS

        All checks and money orders should be made out to "InterNIC Registration Services." For single domain registrations, the applicant must list the domain name on the check. For multiple domain registrations, except in the special cases described in Section 4.1 above, the applicant must list on the payment template the domain names for which payment is being made.

        Insufficient payments or failure to indicate the domain name(s) associated with the payment will result in a returned check. Returned checks will not change the due date for payment. Failure to resubmit proper payment by the due date will result in the loss of the domain name.

        4.4 CREDIT CARDS

        Except in the special cases described in Section 4.1 above, organizations may pay the Registration and Maintenance Fees by American Express, MasterCard, or VISA. The Card Number, Expiration Date, and Name, as it appears on the card, must be supplied with each charge on the hardcopy InterNIC Registration Services payment form which will be attached to the electronic domain name application acknowledgment. The payment form is also available from the InterNIC Registration Services Help Desk, or electronically at ftp://rs.internic.net/templates/pmt-template.txt. For security reasons, InterNIC will not accept credit card information submitted by email.
        For single domain registrations, the applicant must list the domain name on the form. For multiple domain registrations, except in the special cases described in Section 4.1 above, the applicant must indicate on the payment template the domain names for which payment is being made.

        The Registrar can not process payments unless the domain names are identified, and will not process payments which are insufficient to pay for the cost of domain name registration or renewal. The Registrar will return improperly submitted payments to the domain name holder.

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        Payments returned because of improper submission will not change the due date for payment. Failure to resubmit proper payment by the due date will result in the loss of the domain name. Credit card payments for domain name applications and renewals may be faxed to the number listed above.

        4.5 SUBMISSION BY U.S. POSTAL MAIL

        Checks, money orders, and credit card information may be sent to InterNIC Registration Services by U.S. Postal Mail to the address listed in Section 4 above.

        4.6 FUTURE METHODS OF PAYMENT

        The Registrar is considering other payment methods, such as submission by electronic means. Of particular concern is the security associated with electronic traffic over the Internet. The Registrar plans to phase electronic payment implementation after security analyses are complete.

        4.7 FORM OF PAYMENT NOT ACCEPTED

        The Registrar will not accept currency, coin, purchase orders, or stamps as payment. The Registrar will not accept credit card information over the telephone or sent by email.

        4.8 TAXES

        Because the InterNIC is selling a service from the Commonwealth of Virginia, Registration Fees and Maintenance Fees are exempt from sales tax.

5. DOMAIN NAME REGISTRATION FUNDS

All funds collected as the result of charging a fee for domain name registration are "program income." The Registrar will use 70 percent of the income to offset the costs of providing InterNIC Registration Services.

The Registrar will dedicate 30 percent of the funds to offset the costs which are associated with the intellectual infrastructure which underlies the operation of the Internet. Areas of the infrastructure to be supported will be discussed in the InterNIC Registrar's Annual Report and Project Plan to the National Science Foundation, and will be subject to oversight by an advisory panel. The panel will consist of representatives from the Internet community. A public accounting will be made of the expenditures toward the Internet infrastructure.

6. SUGGESTIONS AND COMPLAINTS

Billing questions should be sent to billing@internic.net. Comments should be addressed to comments@internic.net.